Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167798) and Form S-8 (Nos. 333-147101, 333-149124, 333-158497, 333-166429, 333-173815, 333-174621, 333-182083, 333-189702 and 333-196835) of Constant Contact, Inc. of our report dated February 25, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2015